UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

December 4, 2014

Date of Report

(Date of earliest event reported)

LABOR SMART INC.

(Exact name of Registrant as specified in its Charter)

Nevada	000-54654	45-2433287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3270 Florence Road, Suite 200, Powder Springs, GA 30127

(Address of Principal Executive Offices)

(770) 222-5888

(Registrant’s Telephone Number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (see general instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14-a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.02.  Unregistered Sales of Equity Securities

During the period commencing December 4, 2014 through December 12, 2014, the Company issued an aggregate of 30,383,717 shares of its common stock as follows: on December 4, 2014, the Company issued 2,272,727 shares of its common stock to reduce an outstanding convertible note payable by $7,500. On December 8, 2014, the Company issued 2,700,000 shares of its common stock to reduce an outstanding convertible note payable by $5,346. On December 8, 2014, the Company issued 3,400,000 shares of its common stock to reduce an outstanding convertible note payable by $6,528. On December 8, 2014, the Company issued 3,543,478 shares of its common stock to reduce an outstanding convertible note payable by $8,150. On December 8, 2014, the Company issued 3,700,000 shares of its common stock to reduce an outstanding convertible note payable by $7,104. On December 9, 2014, the Company issued 2,978,409 shares of its common stock to reduce an outstanding convertible note payable by $19,493.69. On December 10, 2014, the Company issued 3,800,000 shares of its common stock to reduce an outstanding convertible note payable by $4,389. On December 10, 2014, the Company issued 330,000 shares of its common stock as compensation valued at $1,650. On December 11, 2014, the Company issued 60,000 shares of its common stock as compensation valued at $210. On December 11, 2014, the Company issued 3,542,308 shares of its common stock to reduce an outstanding convertible note payable by $4,605. On December 12, 2014, the Company issued 4,056,795 shares of its common stock to reduce an outstanding convertible note payable by $4,000. The these shares were issued pursuant to an exemption from the registration requirements of the Securities Act of 1933, as amended pursuant to Section 4(2) of the Act and/or Rule 506 of Regulation D promulgated thereunder since, among other things, the transactions does not involve a public offering.

The number of shares of issuer’s common stock outstanding as of December 12, 2014 was 104,479,103.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

LABOR SMART, INC.

Date:	December 15, 2014	By:	/s/ Ryan Schadel
		Name:	Ryan Schadel
		Title:	Chief Executive Officer